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                                                                     Exhibit 4.1

                                 [FACE OF NOTE]


REGISTERED                                                                                               REGISTERED

NO. 001                                                                                            PRINCIPAL AMOUNT

CUSIP NO. 195891 AD 8                                                                               $100,000,000.00

                       COLONIAL REALTY LIMITED PARTNERSHIP

                       FORM OF 6 7/8% SENIOR NOTES DUE 2012

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

         Colonial Realty Limited Partnership, a Delaware limited partnership (the "Issuer", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000.00) on August 15, 2012 (the "Stated Maturity Date") or any Redemption Date, as defined below (each such date being referred to as the "Maturity Date" with respect to the principal repayable on such date), and to pay interest thereon from the date of issuance (or from the most recent Interest Payment Date to which interest has been paid or duly provided for), semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2003, and on the Maturity Date, at a rate of interest of 6 7/8% per annum, until payment of said principal sum has been made or duly provided for. Any capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the meaning ascribed to them in the Indenture hereinafter referred to.

         The interest so payable and punctually paid or duly provided for on an Interest Payment Date and at the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such payment, which will be February 1 or August 1 (regardless of whether such day is a Business Day)

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next preceding such Interest Payment Date or Maturity Date, as the case may be.
Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or which the Notes of this series may be listed, and upon such notice as may be required by such exchange, as more fully provided in the Indenture.

         The principal and Make-Whole Amount, if any, of this Note payable at the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Issuer in respect of this Note or the Indenture may be served.

         Interest payable on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date or Maturity Date would otherwise be a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

         This Note may be redeemed at any time at the option of the Issuer, in whole or in part, upon notice to the Holders of not more than 60 nor less than 30 days prior to the Redemption Date, at a redemption price equal to the sum of
(i) 100% of the aggregate principal amount of the Notes being redeemed plus accrued but unpaid interest thereon to the date fixed for redemption (the "Redemption Date") and (ii) the Make-Whole Amount, if any, with respect to such Notes.

         Payments of principal, Make-Whole Amounts, if any, and interest in respect of this Note will be made by wire transfer of immediately available funds, in such coin or currency as at the time of payment is legal tender for the payment of public and private debts, so long as this Note is in global form as described in Section 203 of the Indenture. If this Note is not in global form, all such payments will be made by wire transfer of immediately available funds if the Holder hereof at the applicable record date shall have provided wire transfer instructions to the Trustee, received by the Trustee no later than fifteen (15) days prior to the applicable payment date, and otherwise payment shall be made in accordance with Section 307 of the Indenture. Such wire transfer instructions shall remain in effect until revoked in a writing received by the Trustee from the Holder hereof.

         REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

                                       2

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         This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

                                      * * *


                                       3

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                  IN WITNESS WHEREOF, the Issuer has caused this Note to be
signed manually or by facsimile by its duly authorized officers.



Dated: August 5, 2002            COLONIAL REALTY LIMITED PARTNERSHIP,
                                       as Issuer

                                 By:   COLONIAL PROPERTIES TRUST, not
                                       individually but as General Partner


                                 By:   ______________________________
                                       Thomas H. Lowder
                                       Chairman of the Board, President and
                                       Chief Executive Officer


                                 By:   ______________________________
                                       Howard B. Nelson, Jr.
                                       Chief Financial Officer and Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: August 5, 2002                     DEUTSCHE BANK TRUST COMPANY
                                            AMERICAS, as Trustee


                                        By:
                                           ------------------------------
                                           Authorized Officer


                                       4

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                                [REVERSE OF NOTE]

                       COLONIAL REALTY LIMITED PARTNERSHIP

                          6 7/8% SENIOR NOTES DUE 2012

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under an Indenture dated as of July 22, 1996, as supplemented by the First Supplemental Indenture, dated as of December 31, 1998 (the "Indenture"), between the Issuer and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary provided in the Indenture. This Note is one of the outstanding Securities of a series designated as the "6 7/8% Senior Notes due 2012" of the Issuer (the "Notes"), limited in aggregate principal amount to $100,000,000.00.

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of, and premium or Make-Whole Amount, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes, (ii) the Holders of not less than 25% in principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (iii) such Holder or Holders have offered reasonable indemnity to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee shall have failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity and (v) the Trustee shall not have received from the Holders of a majority in principal amount of the Notes a direction inconsistent with such request.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the Notes, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.


                                       5

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Any such consent or waiver by the Holders of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium or Make-Whole Amount, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any Place of Payment where the principal of, premium or Make-Whole Amount, if any, on, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. In no event shall the Issuer be required to pay any Additional Amounts as contemplated by the Indenture.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         Notwithstanding anything contained herein or in the Indenture to the contrary, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced thereby (including without limitation, any obligation or indebtedness relating to the principal of, or premium or Make-Whole Amount, if any, interest or any other amounts due, or claimed to be due, on this Note), or for any claim based thereon or otherwise in respect thereof, shall be had (i) against Colonial Properties Trust or any other partner in the Issuer, (ii) against any other person which owns an interest, directly or indirectly, in any partner in the Issuer, or (iii) against any promoter, as such, or against any past, present of future stockholder, partner, officer or director, as such, of the Issuer or of any successor, either directly or


                                       6

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through the Issuer or any successor, under any rule of law, statute or constitutional provisions or by the enforcement of any assessment or by any legal or equitable proceeding or, otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder thereof and as part of the consideration for the issue of the Notes. The Holder of this Note acknowledges by acceptance of this Note that its sole remedies under the Indenture for any Default by the Issuer in the payment of the principal of, or any premium or Make-Whole Amount, if any, interest or any amounts due, or claimed to be due, on this Note, or otherwise, are limited to claims against the property of the Issuer as provided in Section 503 of the Indenture.

         Notwithstanding anything contained in the Indenture to the contrary, "Make-Whole Amount" and "Reinvestment Rate" as used with respect to this Note shall have the following meanings:

         "Make-Whole Amount" means, in connection with any optional redemption of the Notes, the excess, if any, of: (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption; over (ii) the aggregate principal amount of the Notes being redeemed.

         "Reinvestment Rate" means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to the Stated Maturity Date of the principal being redeemed (the "Treasury Yield"), plus 0.25%. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release under the heading "Week Ending" for "U.S. Government Securities -- Treasury Constant Maturities" with a maturity equal to such remaining life; PROVIDED, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

         THE INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of such Notes. No representation is made as to the correctness or


                                       7

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accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in fully according to applicable laws or regulations:

TEN COMM            -      as tenants in common                        UNIF GIFT MIN ACT -
TEN ENT             -      as tenants by the entireties                _______ Custodian _______
JT TEN              -      as joint tenants with right                 (Cust)                    (Minor)
                           of survivorship and not as                  Under Uniform Gifts to Minors
                           tenants in common                           Act _______________
                                                                                  State


Additional abbreviations may also be used though not in the above list.

                   -------------------------------------------


Social Security or taxpayer I.D. or other identifying number of assignee.

---------------------------------


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

   --------------------------------------------------------------------------


   --------------------------------------------------------------------------
                         (name and address of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________, attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.



Dated:
       -----------------------------


                                                   -----------------------------